UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2004

Date of Report (date of earliest event reported)

INTRAWARE, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25 Orinda Way
Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2004, Intraware and Silicon Valley Bank entered into a Loan Modification Agreement adding a new equipment line of credit to the Loan and Security Agreement, dated August 1, 2003, between Intraware and Silicon Valley Bank.  The new equipment line of credit allows Intraware to borrow of up to $500,000 through August 1, 2005, solely to finance equipment purchases.  This new line of credit bears annual interest at the greater of 5.5% or the bank’s prime rate plus 1%.  Monthly payments of interest only are payable through August 2005, after which fixed monthly principal installments plus interest will be made through August 2007.  Like the debt under the underlying Loan and Security Agreement, this additional credit line is collateralized by a senior security interest in substantially all of our assets.

The terms of the underlying Loan and Security Agreement, dated August 1, 2003, are described in Note 8 of the “Notes to Unaudited Interim Consolidated Financial Information” in our quarterly report on Form 10-Q for the three months ended August 31, 2003, filed with the SEC on October 15, 2003.  That Loan and Security Agreement, and related agreements, are attached as exhibits to the Form 10-Q for the three months ended August 31, 2003.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under on Off-Balance Sheet Arrangement of a Registrant.

As described above, on September 20, 2004, Intraware and Silicon Valley Bank entered into a Loan Modification Agreement adding a new equipment line of credit to the Loan and Security Agreement dated August 1, 2003 between Intraware and Silicon Valley Bank.  The material terms of this new line of credit are described above in Item 1.01 of this Form 8-K and such description is incorporated herein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2004	INTRAWARE, INC.

/s/ John J. Moss
John J. Moss
Vice President, General Counsel and Secretary